Exhibit 10.1

DIGITAL REALTY TRUST, INC.

5707 SOUTHWEST PARKWAY

BUILDING 1, SUITE 275

AUSTIN, TX 78735

August 24, 2021

A. William Stein

c/o Digital Realty Trust, Inc.

5707 Southwest Parkway

Building 1, Suite 275

Austin, Texas 78735

Re: AMENDMENT TO JULY 2, 2018 EMPLOYMENT AGREEMENT

Dear Bill:

This letter amendment (the “Amendment”) to that certain employment letter agreement (the “Agreement”), dated as of July 2, 2018, by and between you and Digital Realty Trust, Inc. (“REIT”), Digital Realty Trust, L.P. and DLR LLC (“Employer”, and together with the REIT, the “Company”), is made and entered into as of the date first set forth above (the “Amendment Effective Date”). Effective as of the Amendment Effective Date, the Agreement is hereby amended as follows:

1.	Section 1 of the Agreement is hereby amended and restated in its entirety as follows:

“TERM. Subject to the provisions for earlier termination hereinafter provided, your employment hereunder shall be for a term (the “Term”) commencing on the Effective Date and ending on the third (3rd) anniversary of the Effective Date (the “Initial Termination Date”). If not previously terminated, the Term shall automatically be extended for one additional year on the Initial Termination Date and on each anniversary thereof unless either you or the Company elect not to so extend the Term by notifying the other party, in writing, of such election not less than sixty (60) days prior to the expiration of the then-current Term.”

2.	The fourth sentence of Section 2 of the Agreement is hereby amended and restated in its entirety as follows:

“You will report to the Board of Directors of the REIT (the “Board”), and will work full-time at our principal offices located in Austin, Texas (or such other location in the greater metropolitan area of Austin as the Company may utilize as its principal offices), except for travel to other locations as may be necessary to fulfill your responsibilities.”

3.	The second sentence of Section 4 of the Agreement is hereby amended and restated in its entirety as follows:

“The amount of your annual bonus will be based on the attainment of performance criteria established and evaluated by the Company in accordance with the terms of such bonus plan as in effect from time to time, provided that, subject to the terms of such bonus plan and attainment of performance criteria established by the Company, your target and maximum annual bonus shall be two hundred percent (200%) and four hundred percent (400%), respectively, of your base salary for such year.”

4.	The second sentence of Section 13 of the Agreement is hereby amended and restated in its entirety as follows:

“Arbitration shall be administered by JAMS in Austin, Texas in accordance with the then existing JAMS Employment Arbitration Rules and Procedures, the current version of which is available at https://www.jamsadr.com/rules-employment-arbitration/.”

5.	Section 17 of the Agreement is hereby amended and restated in its entirety as follows:

“GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas, without regard to conflicts of laws principles thereof.”

Except as expressly amended by this Amendment, the Agreement shall remain in full force and effect. Capitalized terms used, but not otherwise defined, in this Amendment shall have the meanings ascribed thereto in the Agreement. Effective as of the Amendment Effective Date, all references to the term “Agreement” shall mean the Agreement, as amended by this Amendment.

[SIGNATURE PAGE FOLLOWS]

Please confirm your agreement to the foregoing by signing and dating the enclosed duplicate original of this Agreement in the space provided below for your signature and returning it to Cindy Fiedelman. Please retain one fully-executed original for your files.

Sincerely,

Digital Realty Trust, Inc.,		DLR LLC,
a Maryland corporation		a Maryland limited liability company

By:	/s/ Cindy Fiedelman	By:	Digital Realty Trust, L.P.

Name:	Cindy Fiedelman	Its:	Managing Member
Title:	Chief Human Resources Officer
		By:	Digital Realty Trust, Inc.
		Its:	General Partner

		By:	/s/ Cindy Fiedelman
		Name:	Cindy Fiedelman
		Title:	Chief Human Resources Officer

Digital Realty Trust, L.P.,
a Maryland limited partnership

By:	Digital Realty Trust, Inc.
Its:	General Partner

By:	/s/ Cindy Fiedelman

Name:	Cindy Fiedelman
Title:	Chief Human Resources Officer

Accepted and Agreed,

By:	/s/ A. William Stein

A. William Stein